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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NRG Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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SUPPLEMENT TO
PROXY STATEMENT
DATED MARCH 15, 2018
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 26, 2018

This Supplement provides updated information with respect to the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of NRG Energy, Inc. ("NRG Energy") to be held on April 26, 2018.

On March 15, 2018, NRG Energy commenced the mailing to its stockholders of a Notice of the 2018 Annual Meeting of Stockholders and Definitive Proxy Statement (the "Notice and Proxy Statement") for the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to the Board of Directors of NRG Energy (the "Board") and a change to fix the number of directors of NRG Energy at eleven (11). Please read this Supplement in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

On April 3, 2018, Pastor Kirbyjon Caldwell, a member of the Board and a nominee for re-election as a director at the Annual Meeting, informed the Board that he will withdraw his name from nomination for re-election to the Board at the Annual Meeting. Pastor Caldwell will continue to serve on the Board as a director through the certification of the results of the vote at the Annual Meeting. In light of this action, the Board has determined that it will not nominate a replacement director for election at the Annual Meeting. Therefore, the nomination of Pastor Caldwell is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Pastor Caldwell.

Board Determination to Fix the Number of Directors at Eleven (11)

In light of Pastor Caldwell's withdrawal of his name as a nominee for re-election to the Board, as well as the Board's decision not to replace Pastor Caldwell with a new nominee, the Board will reduce the number of directors to eleven (11) effective as of the certification of the results of the vote at the Annual Meeting.

Voting Matters

Other than Pastor Caldwell, the nominees for election to the Board named in the Notice and Proxy Statement will stand for election at the Annual Meeting. Notwithstanding Pastor Caldwell's withdrawal, the proxy card included in the Notice and Proxy Statement remains valid. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy cards and voting instruction cards already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy cards or voting instruction cards returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the proxy card or voting instruction card, except that votes will not be cast for Pastor Caldwell because he is no longer standing for re-election. Any such votes cast for Pastor Caldwell will be disregarded. If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit voting instructions, disregarding Pastor Caldwell's name as a nominee for election as Director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction card.

Information regarding how to vote your shares, or revoke your proxy card or voting instructions, is available in the Proxy Statement. The Notice and Proxy Statement are available at investors.nrg.com. This Supplement is being made available online at the same location on or about April 5, 2018.

April 5, 2018

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SUPPLEMENT TO PROXY STATEMENT DATED MARCH 15, 2018 FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2018